PITCHER PARTNERS

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated March 18, 2007, respecting the consolidated financial statements of SPAR Group, Inc. included in its Annual Report (on Form 10-K) for the year ended December 31, 2007 (as filed with the Securities and Exchange Commission on March 31, 2008), in the Registration Statement (on Form S-8) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan.

PITCHER PARTNERS
Melbourne

14 **July 2008**